Exhibit 3.2

BY-LAWS

OF

SALIX PHARMACEUTICALS, LTD.

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware, or may not be held at any place, but may instead be held solely by means of remote communication, as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairperson of the Board of Directors, if any, the Vice Chairperson of the Board, if any, the President or the Board, to be held at such date, time and place either within or without the State of Delaware, or may not be held at any place, but may instead be held by means of remote communication, as may be stated in the notice of the meeting.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. In addition, if stockholders have consented to receive notices by a form of electronic transmission, then such notice, by facsimile telecommunication, or by electronic mail, shall be deemed to be given when directed to a number or an electronic mail address, respectively, at which the stockholder has consented to receive notice. If such notice is transmitted by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed to be given upon the later of (i) such posting, and (ii) the giving of such separate notice. If such notice is transmitted by any other form of electronic transmission, such notice shall be deemed to be given when directed to the stockholder. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 233 of the Delaware General Corporation Law. For purposes of these by-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form through an automated process.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, either (i) the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.4 of these by-laws until a quorum of such class shall be so present or represented or (ii), the Chairperson of the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum of such class shall be so present and represented without the approval of the stockholders who are present in person or represented by proxy and entitled to vote, without notice other than announcement at the meeting. Shares of its own capital stock belonging on the record date for determining stockholders entitled to vote at the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in the absence of the Chairperson of the Board by the Vice Chairperson of the Board, if any, or in the absence of the Vice Chairperson of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the certificate of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the certificate of incorporation or these by-laws. For purposes of this Section 1.7, votes cast “for” or “against” and “abstentions” with respect to such matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker non-votes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.

Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 1.9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation or by law, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this by-law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, member or proxyholder, or by a person or persons authorized to act for a stockholder, member or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.9, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder, member or proxyholder or by a person or persons authorized to act for the stockholder, member or proxyholder and (b) the date on which such stockholder, member or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded if, to the extent and in the manner provided by resolution of the Board of Directors, these by-laws or certificate of incorporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.9.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board shall consist of one or more members, each of whom shall be a natural person, the number thereof to be determined from time to time by the Board. Directors need not be stockholders.

Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected or appointed to fill a vacancy shall hold office until the next annual meeting of the stockholders and his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board, if any, by the Vice Chairperson of the Board, if any, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors one-third of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in the absence of the Chairperson of the Board by the Vice Chairperson of the Board, if any, or in the absence of the Vice Chairperson of the Board by the President, or in their absence by a chairperson chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these by-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, (ii) adopting, amending or repealing these by-laws or (iii) indemnifying directors.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairperson of the Board and a Vice Chairperson of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these by-laws otherwise provide.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice or electronic transmission to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board at any regular or special meeting.

Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Stock

Section 5.1. Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the

Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may not issue stock certificates in bearer form.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these by-laws.

Section 6.4. Indemnification of Officers And Directors.

VI.4.1	Right to Indemnification. The Corporation shall, to the maximum extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any investigation, claim, action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any director or officer of the Corporation entitled to indemnification as provided in this Section 6.4 is hereinafter called an “Indemnitee”. The rights conferred upon Indemnitees in this Section 6.4 shall be contract rights. The rights conferred upon Indemnitees in this Section 6.4 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or of any Covered Entity and shall inure to the benefit of the heirs and legal representatives of such Indemnitee. Any amendment, alteration or repeal of this Section 6.4 shall not limit or eliminate any right conferred in this Section 6.4 with respect to any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

VI.4.2	Rights Not Exclusive. The rights conferred upon Indemnitees in this Section 6.4 shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled and shall be applicable to Proceedings commenced or continuing after the adoption of this Section 6.4, whether arising from acts or omissions occurring before or after such adoption.

VI.4.3

Advancement of Expenses. In furtherance, but not in limitation, of the foregoing provisions, to the extent permitted by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Section

6.4, all reasonable expenses (including attorneys’ fees) incurred by or on behalf of an Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, prior to the final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Section 6.4.

VI.4.4	Procedure for Determination of Entitlement to Indemnification. In furtherance, but not in limitation, of the foregoing provisions:

VI.4.4.1	To obtain indemnification under this Section 6.4, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

VI.4.4.2	The Indemnitee’s entitlement to indemnification under this Section 6.4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as defined in Section VI.4.7.2), whether or not they constitute a quorum of the Board of Directors, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, (B) by a written opinion of Independent Counsel (as defined in Section VI.4.7.3) if (x) a Change of Control shall have occurred and the Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs, (C) by the stockholders of the Corporation or (D) as provided in Section VI.4.5.

VI.4.4.3	In the event that the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section VI.4.4, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

VI.4.4.4	The only basis upon which a finding that indemnification may not be made is that such indemnification is prohibited by law or is beyond the scope of the right to indemnification conferred herein.

VI.4.5	Presumptions and Effect of Certain Proceedings. In furtherance, but not in limitation, of the foregoing provisions, except as otherwise expressly provided in this Section 6.4, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Section 6.4 (in connection with a Proceeding arising out of actions or omissions occurring prior to such Change of Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section VI.4.4.1, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 6.4.4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (i) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. The termination of any Proceeding described in Section VI.4.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

VI.4.6	Remedies of Indemnitee.

VI.4.6.1	In the event that a determination is made pursuant to Section VI.4.4 that the Indemnitee is not entitled to indemnification under this Section 6.4: (A) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (B) any such judicial proceeding or arbitration shall be de novo and Indemnitee shall not be prejudiced by reason of such adverse determination, and (C) in any such judicial proceeding or arbitration instituted following a Change of Control, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Section 6.4 with respect to acts or omissions occurring prior to such Change of Control.

VI.4.6.2

If a determination shall have been made or deemed to have been made, pursuant to Section VI.4.4 or Section VI.4.5, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section VI.4.3 or (y) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section VI.4.4 or Section VI.4.5, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

VI.4.6.3	The Corporation shall be precluded from asserting in any judicial proceedings or arbitration commenced pursuant to this Section VI.4.6 that the procedures and presumptions of this Section 6.4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Section 6.4.

VI.4.6.4	In the event that the Indemnitee, pursuant to this Section VI.4.6, seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Section 6.4, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part, but not all, of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

VI.4.7	Definitions. For purposes of this Section 6.4:

VI.4.7.1

“Change of Control” means a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change of control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of a majority of the members of the Board of Directors in office immediately prior thereto, (B) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s common stock immediately prior to the merger or consolidation have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or the liquidation or dissolution of the Corporation or (D) individuals who would constitute a majority of the members of the Board of Directors elected at any meeting of the stockholders (without regard to any members of the Board of Directors elected pursuant to the terms of any series of preferred stock of the Corporation) shall be elected to the Board of Directors and the election or the nomination for election by the stockholders of such directors was not approved by a vote of at least two-thirds (2/3) of the directors in office immediately prior to such election.

VI.4.7.2	“Disinterested Director” means a director of the Corporation who is not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

VI.4.7.3	“Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Section 6.4. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Section 6.4.

VI.4.8	Invalidity; Severability; Interpretation. If any provision or provisions of this Section 6.4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (a) the validity, legality and enforceability of the remaining provisions of this Section 6.4 (including, without limitation, all portions of any paragraph of this Section 6.4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 6.4 (including, without limitation, all portions of any paragraph of this Section 6.4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid; illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto, as the case may be.

VI.4.9

Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Section 6.4, the Corporation, to the fullest extent of the provisions of this Section 6.4 with respect to the indemnification of directors and officers of the Corporation, may indemnify any person other than a director or officer of the Corporation, who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation or of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding on such terms and conditions as the Corporation directs.

VI.4.10	Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, as specified in Section VI.4.1, or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in this Section 6.4, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Section 6.4 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Section 6.4.

Section 6.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if: (1) the material facts as to director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records in accordance with law.

Section 6.7. Amendment of By-Laws. These by-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.